POWER OF ATTORNEY

	I, the undersigned Trustee of Barings Short Duration High Yield Fund (the "Trust"), hereby severally constitute and appoint each of Duncan Robertson, Carlene Pollock, Melissa LaGrant, Janice M. Bishop, Annie Malloy, Jessica Restivo, Daniel Newell, Kristin Goodchild, Michelle Manha, Brian D. McCabe, and Gregory D. Sheehan and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and Section 30(h) of the Investment Company Act of 1940, as amended (the "1940 Act"), and any and all agreements, documents and other instruments required or permitted to be filed pursuant to the Securities Act, the Exchange Act, the 1940 Act, the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, and/or the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder (collectively, the "Securities and Commodities Laws"), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, and the securities regulators of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is any Trust assuming, any of my responsibilities to comply with the Securities and Commodities Laws. This Power of Attorney shall remain in full force and effect until I earlier revoke it in a signed writing delivered to the attorneys-in-fact.




By:  Cynthia Plouche		Date:  August 3, 2017